    As filed with the Securities and Exchange Commission on February 9, 2001

                                                      REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                        GENAISSANCE PHARMACEUTICALS, INC.
              (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                   06-1338846
   (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
          of Incorporation)

                                FIVE SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 773-1450
                    (Address of Principal Executive Offices)


                 AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                   KEVIN RAKIN
                      President and Chief Financial Officer
                        Genaissance Pharmaceuticals, Inc.
                                Five Science Park
                          New Haven, Connecticut 06511
                                 (203) 773-1450
            (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:

                              Michael Lytton, Esq.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                         CALCULATION OF REGISTRATION FEE
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

                                                              Proposed maximum     Proposed maximum       Amount of
Title of each class of securities to be     Amount to be     offering price per   aggregate offering    registration
               registered                    registered             share                price               fee
----------------------------------------- ------------------ -------------------- -------------------- ----------------
Common Stock, $0.001 par value            2,518,837 shares        $8.61(1)           $21,687,187(1)         $5,422
----------------------------------------- ------------------ -------------------- -------------------- ----------------

                                            770,457 shares        $15.75(2)          $12,134,698(2)         $3,034
----------------------------------------- ------------------ -------------------- -------------------- ----------------

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(1)  Estimated solely for the purpose of determining the registration fee and completed pursuant to Rule 457(h)(1). The proposed maximum offering price per share indicated is based on the weighted average price per share in effect for the outstanding options under the Amended and Restated 2000 Equity Incentive Plan.
(2) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1). The proposed maximum offering price per share indicated equals the average of the high and low sale price of the Common Stock as reported by the Nasdaq National Market on February 5, 2001.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed as part hereof:

         (a) the prospectus contained in our registration statement on Form S-1 (File No. 333-35314) filed under the Securities Act of 1933, as amended, (the "Securities Act") on August 1, 2000;

         (b) our quarterly report on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 1, 2000 and November 14, 2000, respectively (File No. 000-30981); and

          (c) the description of our common stock contained in our Registration Statement on Form 8-A filed on July 11, 2000, including any amendment or report filed hereafter for the purpose of updating such description.

         All documents filed after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 and prior to the filing of a post-effective amendment that indicates that all shares of common stock offered hereunder have been sold or that deregisters all shares of common stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys' fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. In these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

         Article V of Genaissance's Amended and Restated By-laws provides that Genaissance shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a


                                       2


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director or officer of Genaissance, or is or was serving, or has agreed to serve, at the request of Genaissance, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprises. The indemnification provided for in
Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

         Section 145(g) of the Delaware General Corporation Law and Article V of Amended and Restated By-Laws of Genaissance provide that the company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

         Genaissance has entered into indemnification agreements with each of its directors and has obtained insurance covering its directors and officers against losses and insuring Genaissance against certain of its obligations to indemnify its directors and officers.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         Pursuant to the Delaware General Corporation Law, Section 6 of Article FIFTH of the Amended and Restated Certificate of Incorporation of Genaissance eliminates a director's personal liability for monetary damages to Genaissance and its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of the director's duty of loyalty to Genaissance or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, liability under
Section 174 of the Delaware Corporation Law, or any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index immediately following signature pages.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10 (a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration

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statement; provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of
1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Haven, Connecticut on February 9, 2001.

                                     GENAISSANCE PHARMACEUTICALS, INC.


                                     By:  /s/ Kevin Rakin
                                          ----------------------------
                                          Kevin Rakin
                                          President and Chief Financial Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Genaissance Pharmaceuticals, Inc., hereby severally constitute and appoint Gualberto Ruano, M.D., Ph.D., Kevin Rakin and Michael Lytton and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                     TITLE                                            DATE
/s/ Gualberto Ruano                           Chief Executive Officer and Director             February 9, 2001
------------------------------------          (Principal Executive Officer)
Gualberto Ruano, M.D., Ph.D.


/s/ Kevin Rakin                               Chief Financial Officer (Principal Financial     February 9, 2001
------------------------------------          and Accounting Officer) and Director
Kevin Rakin


/s/ Jurgen Drews                              Chairman of the Board                            February 9, 2001
------------------------------------
Jurgen Drews, M.D.


/s/ Gerhard Laur                              Director                                         February 9, 2001
------------------------------------
Gerhard Laur, M.D.


/s/ Harry H. Penner, Jr.                      Director                                         February 9, 2001
------------------------------------
Harry H. Penner, Jr., J.D.


/s/ Seth Rudnick                              Director                                         February 9, 2001
------------------------------------
Seth Rudnick, M.D.


/s/ Stefan Ryser                              Director                                         February 9, 2001
------------------------------------
Stefan Ryser, Ph.D.


/s/ Christopher Wright                        Director                                         February 9, 2001
------------------------------------
Christopher Wright


                                  EXHIBIT INDEX

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

    EXHIBIT
     NUMBER               DESCRIPTION
   --------               -----------

      4.1         Amended and Restated Certificate of Incorporation of Genaissance Pharmaceuticals, Inc.
                  Filed as Exhibit 3.2 to our Registration Statement on Form S-1 (File No. 333-35314)
                  and incorporated herein by reference.

      4.2         Amended and Restated By-laws of Genaissance Pharmaceuticals, Inc.  Filed as Exhibit 3.4
                  to our Registration Statement on Form S-1 (File No. 333-35314) and incorporated herein by reference.

      4.3         Form of Common Stock Certificate. Filed as Exhibit 4.1 to our Registration Statement on
                  From S-1 (File No. 333-35314) and incorporated herein by reference.

      4.4         Form of Common Stock Purchase Warrant, together with a list of holders. Filed as
                  Exhibit 4.2 to our Registration Statement on Form S-1 (File No. 333-35314) and
                  incorporated herein by reference.

      5.1         Opinion of Palmer & Dodge LLP. Filed herewith.

      23.1        Consent of Arthur Andersen LLP. Filed herewith.

      23.2        Consent of Palmer & Dodge LLP. Included in the opinion filed as Exhibit 5.1.

      24.1        Power of Attorney. Included on the signature page hereto.


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